Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. “333-163431 and 333-171778”) of Hallador Energy Company (the "Company") of our report dated March 11, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2018, which appears in this Form 10-K.

/s/ Plante & Moran, PLLC

Denver, CO

March 11, 2019